SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 8, 1999
                                                         ---------------

                               HOMEFED CORPORATION
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)

           Delaware                             1-10153                       33-0304982
-------------------------------               -----------                   ----------------
(State of other jurisdiction of               (Commission                   (I.R.S. Employer
 incorporation or organization)                File No.)                  Identification No.)



                1903 Wright Place, Suite 220
                   Carlsbad, California                        92008
          ----------------------------------------           ----------
          (Address of principal executive offices)           (Zip Code)


                                 (760) 918-8200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)




NY2:\819670\01\HKGM01!.DOC\76830.0194

Item 5.         Other Events

           On October 8, 1999, a trust (the "Trust") created under a Trust Agreement dated August 14, 1998 (the "Trust Agreement") between Leucadia National Corporation ("Leucadia"), then the principal shareholder of HomeFed Corporation (the "Company"), and Joseph A. Orlando, as Trustee, distributed to its beneficiaries (the "Beneficiaries") 50,675,812 shares of common stock, par value $.01 per share of the Company ("Common Stock") that were held by the Trust (the "Trust Distribution"). The Beneficiaries consist of all of the shareholders of record of Leucadia at August 25, 1998 (the "Record Date"). For each common share of Leucadia held on the Record Date, Beneficiaries received approximately
0.79 shares of Common Stock. The Common Stock was distributed without cost to the Beneficiaries. The Trust Distribution was made pursuant to an effective registration statement filed by the Company. Upon the Trust Distribution, the Trust held no assets and terminated pursuant to the terms of the Trust Agreement.












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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             REGISTRANT:

                                             HOMEFED CORPORATION


                                             By: /s/ Corinne A. Maki
                                                 -----------------------------
Date:  October 12, 1999                          Corinne A. Maki, Treasurer














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